EX 99.28(e)(1)(viii)

Amendment to
Amended and Restated Distribution Agreement between
JNL Variable Fund LLC and Jackson National Life Distributors LLC

This Amendment is made by and between JNL Variable Fund LLC, a Delaware limited liability company (“Company”), and Jackson National Life Distributors LLC (“JNLD”), a broker-dealer registered with the Securities and Exchange Commission and the Financial Industry Regulatory Authority.

Whereas, the Company and JNLD entered into an Amended and Restated Distribution Agreement effective April 29, 2013, as amended (“Agreement”), whereby the Company appointed JNLD as distributor (“Distributor”) of the shares of the separate funds (the “Funds”) set forth on Schedule A of the Agreement.

Whereas, the following fund name change has been approved by the Board of Managers of the Company:

Fund Name Change:

JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund; and

Whereas, pursuant to the approval of the fund name change, as outlined above, the parties have agreed to amend Schedule A of the Agreement to:

-	change the JNL/Mellon Capital Nasdaq® 25 Fund to JNL/Mellon Capital Nasdaq® 100 Fund.

Now Therefore, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

1.	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 25, 2016, attached hereto.

2.
Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

3.	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Company and the Distributor have caused this Amendment to be executed, effective April 25, 2016.

Attest:		JNL Variable Fund LLC

By:	/s/ Norma M. Mendez	By:	/s/ Kristen K. Leeman
	Norma M. Mendez	Name:	Kristen K. Leeman
		Title:	Assistant Secretary

Attest:		Jackson National Life Distributors LLC

By:	/s/ Ali Roach	By:	/s/ Alison Reed
	Ali Roach	Name:	Alison Reed
		Title:	EVP – JNLD Operations

Schedule A
Dated April 25, 2016

Fund	Class	Maximum 12b-1 Fee[1]
JNL/Mellon Capital Dow Index Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Global 30 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Nasdaq® 100 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® 24 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital S&P® SMid 60 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital JNL 5 Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Communications Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Consumer Brands Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Financial Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Healthcare Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Oil & Gas Sector Fund	Class A	0.20%
	Class B	None
JNL/Mellon Capital Technology Sector Fund	Class A	0.20%
	Class B	None

1 As a percentage of the average daily net assets attributable to the specified class of shares.

A-1